EXHIBIT 10.14

ASSIGNMENT AND ASSUMPTION AGREEMENT

(XXXX-114)

ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of June 26, 2009, by and among HEAT BIOLOGICS, INC., a Delaware corporation ("HEAT BIOLOGICS"), HEAT BIOLOGICS I, INC., a Delaware corporation ("HEAT I") and for the limited purpose set forth on the signature page hereto, the XXXX, a XXXX corporation ("UNIVERSITY").

WITNESSETH:

WHEREAS, HEAT BIOLOGICS and UNIVERSITY are parties to a License Agreement effective as of July 11, 2008, (the "License Agreement") and Amendment thereto dated April 29, 2009, (the "License Amendment"), (collectively referred to as "License Agreements"), relating  to the technology and product currently identified as the XXXX Cancer Vaccine (XXXX-114); and

WHEREAS, UNIVERSITY and HEAT BIOLOGICS entered into that certain Stockholders Agreement dated the 11th day of July, 2008, together with the University of Miami Investor Rights Agreement effective July 11, 2008, and the Common Stock Subscription Agreement dated July 1, 2008, granting to UNIVERSITY certain stock ownership rights together with rights to participate in future stock offerings by HEAT BIOLOGICS (hereinafter collectively referred to as the "Stock Agreements"); and

WHEREAS, UNIVERSITY is the owner and holder of eight percent (8%) of all issued and outstanding common stock of HEAT BIOLOGICS in each class and series on a fully-diluted basis, together with fully-dilutable common shares equal to two and one half percent (2.5%) of the total number of HEAT BIOLOGICS common shares in each class and series issued and outstanding, pursuant to the terms and conditions of the License Agreement and License Amendment; and

WHEREAS, HEAT BIOLOGICS has a past due and outstanding license issue fee obligation to UNIVERSITY, as set forth in section 8.1(a) of the License Agreement, as follows: One hundred fifty thousand ($150,000.00) dollars obligation, past due and outstanding, to wit: Payable within thirty (30) days of the Effective Date, on or before August 11, 2008; and

WHEREAS, HEAT BIOLOGICS has past due and outstanding patent fees and costs obligations to UNIVERSITY in the amount of eleven thousand seventeen and 09/100 ($11,017.09) dollars pursuant to section 5.1 of the License Agreement; and

WHEREAS, HEAT BIOLOGICS has a past due and outstanding license issue fee obligation together with past due and outstanding patent fees and costs obligations to UNIVERSITY pursuant to the License Agreement, in the total amount of one hundred sixty one thousand seventeen and 09/100 ($161,017.09) dollars; and

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

WHEREAS, HEAT BIOLOGICS requested, and UNIVERSITY granted an extension of the payment dates for past due license issue fees together with past due patent fees and costs, and as additional consideration shall pay UNIVERSITY the sum of twelve thousand five hundred ($12,500.00) dollars, to be due and payable on or before such payment extension date granted by UNIVERSITY; and

WHEREAS, HEAT I, is a corporation duly formed under the laws of the State of Delaware on the 28th day of April, 2009, and is an active corporation and in good standing; and

WHEREAS, pursuant to the License Agreements, HEAT BIOLOGICS desires to assign to HEAT I all of its rights and obligations under the License Agreements, and HEAT I desires to accept such assignment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

1)

Recitals. The Parties mutually agree that the above recitals are true and correct, and are hereby incorporated by reference to this Agreement.

2)

Assignment and Assumption.

(a)

Effective immediately upon execution of this Agreement by all of the parties hereto, HEAT BIOLOGICS sells, transfers, assigns, conveys, grants and sets over to HEAT I, its successors and assigns forever, all of HEAT BIOLOGICS' rights, title and interest as of such date in and to all and any of HEAT BIOLOGICS' rights and obligations under, pursuant to and arising out of the License Agreements, as fully and entirely as the same would have been held and enjoyed by HEAT I as if this assignment had not been made, and

(b)

HEAT I accepts, assumes, takes over and succeeds to all of HEAT BIOLOGICS' rights, title and interest as of such date in and to all and any of the HEAT BIOLOGICS' rights and obligations under, pursuant to and arising out of the License Agreements, and HEAT I covenants and agrees to discharge, perform and comply with, and to be bound by, all the terms, conditions, provisions, obligations, covenants and duties of HEAT BIOLOGICS in connection with all and any of HEAT BIOLOGICS' rights and obligations under, pursuant to and arising out of the License Agreements, as the same may be amended from time to time, (in each case, whether or not any of it relates to the period before or after the date hereof), as if HEAT I were an original party thereto.

3)

Successors. This Agreement shall be fully binding upon and enforceable with respect to the parties, and their respective representatives, successors, partners, executors, and assigns.

4)

Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

5)

Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of XXXX, without regard to the conflicts of law rules of such state. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in XXXX, and further agrees that any Action shall be heard and determined in such XXXX federal court or in such state court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in XXXX.

6)

Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

7)

Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC., a Delaware corporation		HEAT BIOLOGICS I, INC., a Delaware corporation

By:	/s/ Jeffrey Wolf	By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf	Name:	Jeffrey Wolf
Title:	President	Title:	President

In accordance with Paragraph 12. of the License Agreement, entitled Assignment, UNIVERSITY hereby consents to the assignment and assumption provided for by this Agreement:

Accepted and Agreed as of the date first set forth above:

XXXX

By:	/s/ XXXX
Name:	XXXX
Title:	XXXX	XXXX

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission